Exhibit 99.1

Humanigen Announces Cooperative Research and Development Agreement with the Department of Defense to Develop Lenzilumab for COVID-19

•	The Cooperative Research and Development Agreement (CRADA) with the Department of Defense (DoD) in support of Operation Warp Speed (OWS) aims to improve the availability of lenzilumab for patients with COVID-19
•	Humanigen’s development efforts complemented by full-scale, integrated team of OWS leading experts and U.S. Government decision makers dedicated to advancing lenzilumab ahead of a potential Emergency Use Authorization (EUA) submission

Burlingame, CA – November 6, 2020 – Humanigen, Inc., (HGEN) (“Humanigen”), a clinical stage biopharmaceutical company focused on preventing and treating an immune hyper-response called ‘cytokine storm’ with its lead drug candidate lenzilumab™, today announced that the company and the Department of Defense (DoD) Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense (JPEO-CBRND or JPEO) have entered into a Cooperative Research and Development Agreement (CRADA) in collaboration with the Biomedical Advanced Research and Development Authority (BARDA), part of the Office of the Assistant Secretary for Preparedness and Response (ASPR) at the U.S. Department of Health and Human Services (HHS), in support of Operation Warp Speed (OWS) to assist in the development of lenzilumab in advance of a potential Emergency Use Authorization (EUA) for COVID-19.

The CRADA complements Humanigen’s development efforts, providing access to a full-scale, integrated team of OWS manufacturing and regulatory subject matter experts, leading decision makers and statistical support in anticipation of applying for EUA and subsequently a Biologics License Application for lenzilumab as a potential treatment for COVID-19. The CRADA also provides that OWS regulatory experts will work hand in hand with the Company on U.S. Food and Drug Administration (FDA) communications, meetings and regulatory filings. The CRADA aims to support the ongoing lenzilumab Phase 3 clinical trials, focusing on efficiently generating EUA and BLA submissions. In addition to providing access under EUA, a goal of the CRADA is to ensure lenzilumab receives the benefits provided by Public Law 115-92.

Humanigen's investigational treatment lenzilumab, a proprietary Humaneered® anti-human granulocyte macrophage-colony stimulating factor (GM-CSF) monoclonal antibody, is designed to prevent and treat an immune hyper-response called ‘cytokine storm’, a complication considered to be a leading cause of COVID-19 death. Data show that up to 89 percent of patients hospitalized with COVID-19 are at risk of this immune hyper-response, which is believed to trigger the acute respiratory distress syndrome in severe cases of COVID-19.

Cameron Durrant, MD, MBA, chief executive officer of Humanigen said, “We are honored to be part of Operation Warp Speed, receive this CRADA, and collaborate with JPEO to advance lenzilumab as a potential response treatment and seek a potential EUA. We have been working tirelessly to advance lenzilumab for COVID-19 and are excited to have the integrated expert team at OWS prioritize lenzilumab research and development during this critical time.”

Lenzilumab was also selected by the National Institutes of Health (NIH) to be evaluated among the promising COVID-19 agents for its ACTIV-5 “Big Effect Trial” (ACTIV-5/BET) which will enroll patients at up to 40 sites in the U.S.

More details on Humanigen’s programs in COVID-19 can be found on the company’s website at www.humanigen.com under the COVID-19 tab. Details on the U.S. Phase 3 lenzilumab clinical trial can be found at clinicaltrials.gov using Identifier NCT04351152. Details on ACTIV-5/BET can be found at clinicaltrials.gov using Identifier NCT04583969.

Humanigen to Host Investor Conference Call

The Company will host an investor call and webcast today, Friday, November 6, 2020 at 9:00 a.m. EST.

To participate in the conference call, please dial toll free 1-800-410-4983 or toll/International number 1-303-223-4366. The conference ID number is 21972012. A simultaneous webcast of the call and presentation can be accessed by visiting: http://public.viavid.com/index.php?id=142380.

In addition, a replay of the webcast will be available on the company website for 30 days following the event.

About Humanigen, Inc.

Humanigen, Inc. is developing its portfolio of clinical and pre-clinical therapies for the treatment of cancers and infectious diseases via its novel, cutting-edge GM-CSF neutralization and gene-knockout platforms. We believe that our GM-CSF neutralization and gene-editing platform technologies have the potential to reduce the inflammatory cascade associated with coronavirus infection. The company’s immediate focus is to prevent or minimize the cytokine release syndrome that precedes severe lung dysfunction and ARDS in serious cases of SARS-CoV-2 infection. The company is also focused on creating next-generation combinatory gene-edited CAR-T therapies using strategies to improve efficacy while employing GM-CSF gene knockout technologies to control toxicity. In addition, the company is developing its own portfolio of proprietary first-in-class EphA3-CAR-T for various solid cancers and EMR1-CAR-T for various eosinophilic disorders. The company is also exploring the effectiveness of its GM-CSF neutralization technologies (either through the use of lenzilumab as a neutralizing antibody or through GM-CSF gene knockout) in combination with other CAR-T, bispecific or natural killer (NK) T cell engaging immunotherapy treatments to break the efficacy/toxicity linkage, including to prevent and/or treat graft-versus-host disease (GvHD) in patients undergoing allogeneic hematopoietic stem cell transplantation (HSCT). Additionally, Humanigen and Kite, a Gilead Company, are evaluating lenzilumab in combination with Yescarta® (axicabtagene ciloleucel) in patients with relapsed or refractory large B-cell lymphoma in a clinical collaboration. For more information, visit www.humanigen.com.

Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual events or results may differ materially from those contained in the forward-looking statements. Words such as "will," "expect," "intend," "plan," "potential," "possible," "goals," "accelerate," "continue," and similar expressions identify forward-looking statements, including, without limitation, statements regarding the potential future development of lenzilumab to minimize or reduce the immune hyper-response called cytokine storm, which is believed to trigger the acute respiratory distress syndrome in severe cases of COVID-19, the potential benefits of the CRADA with JPEO and other assistance from the federal government to the Company’s efforts to seek an Emergency Use Authorization and ultimately a BLA from, be approved by, FDA for such use or to help CAR-T reach its full potential or to deliver benefit in preventing GvHD. Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the risks inherent in our lack of profitability and need for additional capital to grow our business; our dependence on partners to further the development of our product candidates; the uncertainties inherent in the development, attainment of requisite regulatory approvals and launch of any new pharmaceutical product; the outcome of pending or future litigation; and the various risks and uncertainties described in the "Risk Factors" sections and elsewhere in the Company's periodic and other filings with the Securities and Exchange Commission.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this release. We undertake no obligation to revise or update any forward-looking statements made in this press release to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

CONTACT:

Media

Cammy Duong

Westwicke, an ICR company

cammy.duong@westwicke.com

203-682-8380

Investors

Alan Lada

Solebury Trout

alada@troutgroup.com

856-313-8206